Exhibit 23.1

                [LETTERHEAD OF DKM CERTIFIED PUBLIC ACCOUNTANTS]


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Form S-1, Amendment 4 of our audit report dated April 10, 2013 relative to the financial statements of CME Realty Inc. as of February 28, 2013 and for the period from August 10, 2012 (inception) through February 28, 2013.

We also consent to the referencing of our firm under the caption "Experts" in such Registration Statement.


/s/ DKM Certified Public Accountants
-----------------------------------------------
DKM Certified Public Accountants
Clearwater, FL
September 12, 2013